UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2012

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On May 8, 2012, Liberty Interactive Corporation (the “Company”) issued a press release (the “Earnings Release”) setting forth information, including financial information regarding certain of its privately held assets, which is intended to supplement the financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2012, filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2012.
This Item 2.02 and the Earnings Release attached hereto as Exhibit 99.1, insofar as they disclose historical information regarding the Company's results of operations or financial condition for the three months ended March 31, 2012, and other than the portions thereof filed as part of Exhibit 99.2, are being furnished to the SEC.

Item 8.01. Other Events
Also on May 8, 2012, the Company held an earnings call (the “Earnings Call”) and made available on its website a slide show presentation (the “Slide Show”) for reference during the Earnings Call. In each of the Earnings Release, the Earnings Call and the Slide Show, the Company discussed the proposed creation of the Liberty Ventures tracking stock. The Earnings Release, the transcript from the Earnings Call and the Slide Show are all archived on or accessible from the Company's website.
The portions of the Earnings Release, the portions of the transcript from the Earnings Call and the portions of the Slide Show that relate to the discussion of the proposed creation of the Liberty Ventures tracking stock are being filed herewith as Exhibit 99.2 to this Current Report on Form 8-K in compliance with Rule 425 of the Securities Act and are hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press Release dated May 8, 2012
99.2	Excerpts of communications relating to the proposed creation of the Liberty Ventures tracking stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated May 8, 2012
99.2	Excerpts of communications relating to the proposed creation of the Liberty Ventures tracking stock

3